EXHIBIT 5




                              November 21, 1997



   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, D.C.  20549-1004


             RE:  CORNERSTONE PROPANE PARTNERS, L.P.
                  REGISTRATION OF 250,000 COMMON UNITS
                  ------------------------------------

   Ladies and Gentlemen:

             We have acted as counsel to Cornerstone Propane Partners, L.P., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 250,000 Common Units (the "Units"), to be issued pursuant to the Cornerstone Propane Partners, L.P. Unit Purchase Plan.

             In this connection, we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion herein.

             Based upon the foregoing, it is our opinion that the 250,000 Units, upon issuance in accordance with the terms of the Plan and as contemplated in the Registration Statement and the Prospectus relating thereto, will be legally issued, fully paid and nonassessable.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE



                                      By: /s/  Linda Jeffries Wight
                                          ------------------------------
                                               Linda Jeffries Wight